UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: September 1, 2021

SMARTFINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37661	62-1173944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600
Knoxville, Tennessee	37919
(Address of Principal Executive Offices)	(Zip Code)

(865) 437-5700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which Registered
Common Stock, par value $1.00 per share	SMBK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the

Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 1, 2021 (the “Effective Date”), SmartFinancial, Inc., a Tennessee corporation (“SmartFinancial”), completed its previously announced acquisition of Sevier County Bancshares, Inc., a Tennessee corporation (“SCB”), pursuant to an Agreement and Plan of Merger dated April 13, 2021 (the “Merger Agreement”), by and between SmartFinancial and SCB. On the Effective Date, SCB merged with and into SmartFinancial (the “Merger”), with SmartFinancial continuing as the surviving corporation. Immediately following the Merger, Sevier County Bank, a Tennessee-chartered commercial bank and wholly owned subsidiary of SCB, merged with and into SmartBank, a Tennessee-chartered commercial bank and wholly owned subsidiary of SmartFinancial, with SmartBank continuing as the surviving banking corporation.

Pursuant to the Merger Agreement, at the effective time of the Merger, SCB shareholders are entitled to receive for each share of SCB common stock, no par value per share, outstanding immediately prior to the Merger, either (i) $10.17 in cash (the “Per Share Cash Consideration”), or (ii) 0.4116 shares of SmartFinancial common stock, par value $1.00 (the “Per Share Stock Consideration”).  Pursuant to the terms of the Merger Agreement, (i) each SCB shareholder holding 20,000 shares or more of SCB common stock will receive the Per Share Stock Consideration and (ii) each SCB shareholder holding fewer than 20,000 shares of SCB common stock may elect to receive either the Per Share Stock Consideration or the Per Share Cash Consideration.

Measured pursuant to the Merger Agreement, the total value of all consideration equals approximately $44 million.  Depending on the aggregate mix of the Per Share Cash Consideration and the Per Share Stock Consideration elections made by the SCB shareholders holding fewer than 20,000 shares of SCB common stock, SmartFinancial expects to issue up to 1,797,241 shares of SmartFinancial common stock and pay up to approximately $4.5 million in respect of shares of SCB common stock as consideration for the Merger. SmartFinancial will not issue fractional shares of its common stock in connection with the Merger, but will instead pay cash in lieu of fractional shares based on the average closing price of SmartFinancial common stock on the Nasdaq Capital Market for the 10 consecutive trading days ending on and including August 24, 2021 (calculated as $24.71).

Shares of SmartFinancial common stock outstanding prior to the Merger remained outstanding and were not affected by the Merger.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to SmartFinancial’s current report on Form 8-K filed on April 14, 2021, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2021, the Board of Directors of SmartFinancial, acting pursuant to the authority granted to it by SmartFinancial’s Bylaws, increased the size of the Board of Directors from thirteen to fourteen directors, effective as of the closing of the Merger.  Also, on August 26, 2021, the Board of Directors appointed John Presley as a director of SmartFinancial, effective as of the closing of the Merger.

John Presley, age 61, is the former Executive Chairman of SCB and Sevier County Bank.  He served on the boards of directors of SCB and Sevier County Bank from May of 2019 until the Merger, and served as the Executive Chairman of SCB and Sevier County Bank from May 2019 until the Merger, at which time his employment terminated.  Mr. Presley has a long history in the Banking Industry, including 20 plus years with Memphis, Tennessee-based National Commerce Financial where he held several positions, including Chief Financial Officer. He began his career with Ernst & Young (Memphis) and has also served in executive and board positions with community banks in Virginia, Wisconsin and Georgia. Mr. Presley graduated from Rhodes College in Memphis, Tennessee, with a bachelor’s degree in Business Administration and Economics.

Mr. Presley will receive the same compensation as the other directors of SmartFinancial.

Mr. Presley was party to an employment agreement with SCB and Sevier County Bank, pursuant to which he will receive a lump sum severance payment of $1,052,121 in connection with his termination of employment, as well as reimbursement for healthcare premiums for 18 months, subject to his execution and non-revocation of a general release of claims.  In addition, Amy Presley, Mr. Presley’s spouse, was party to an employment agreement with SCB and Sevier County Bank, pursuant to which she will receive a severance payment of $251,315 in connection with her termination of employment, as well as reimbursement for healthcare premiums for 18 months, subject to her execution and non-revocation of a general release of claims.  Other than such severance benefits, there are no transactions between Mr. Presley (or any member of his immediate family) and SmartFinancial (or any of its subsidiaries), and, other than the Merger Agreement, there is no arrangement or understanding between Mr. Presley and any other persons or entities pursuant to which Mr. Presley was appointed as a director of SmartFinancial.

Item 8.01	Other Events

On September 1, 2021, SmartFinancial issued a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated April 13, 2021, by and between SmartFinancial, Inc. and Sevier County Bancshares, Inc. (incorporated by reference to Exhibit 2.1 to SmartFinancial’s current report on Form 8-K filed on April 14, 2021).

99.1	Press Release dated September 1, 2021*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.

Date: September 1, 2021	/s/ William Y. Carroll, Jr.
William Y. Carroll, Jr.
President & Chief Executive Officer